Exhibit 99.1

Neostellar Capital Corp. Reports Third Quarter 2026 Financial Results

Net Asset Value of $12.64 Per Share as of September 30, 2026

Board of Directors Approves Extension of Share Repurchase Program

NEW YORK, NY, November 3, 2026 (GLOBE NEWSWIRE) – Neostellar Capital Corp. (“Neostellar Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: NSLR) today announced its financial results for the third quarter ended September 30, 2026. Net assets totaled approximately $334.7 million, or $12.64 per share, at September 30, 2026, as compared to $13.44 per share, at June 30, 2026 and $9.23 per share at September 30, 2025.

“During the third quarter, we formalized our partnership with Magnetar through Neostellar Advisors, expanding our resources for sourcing and due diligence and giving us greater flexibility to evaluate and structure investments,” said Mark Klein, Chairman and Chief Executive Officer of Neostellar Capital. “The partnership brings together our venture investing experience and Magnetar’s expertise in credit, structured capital and AI infrastructure at a time when private companies are seeking larger financings and a broader range of capital structures.”

“We continue to see significant opportunity across the computing and data infrastructure supporting broader AI adoption, reflected in our investments in OpenAI, ClickHouse, TensorWave and CoreWeave. Our approach remains focused on identifying promising businesses before their potential is widely recognized, with the understanding that successful investments can grow into significant portfolio positions over time. As those investments mature, we balance their remaining potential with opportunities to realize gains, manage concentration and deploy capital with a focus on long-term value per share. Consistent with that focus, the Board approved an extension of the Share Repurchase Program and remaining $25 million allocation, preserving repurchases as an option alongside new investments and other uses of capital, with deployment subject to liquidity considerations.”

Investment Portfolio as of September 30, 2026

At September 30, 2026, the Company held positions in 34 portfolio companies – 30 privately held and 4 publicly held – with an aggregate fair value of approximately $377.2 million. The Company’s top five portfolio company investments accounted for approximately 72% of the total portfolio at fair value as of September 30, 2026.

Top Five Investments as of September 30, 2026

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Whoop, Inc.	$11.0	$143.3	38.0%
ARK Type One Deep Ventures Fund LLC(1)	17.9	59.4	15.8
IH10, LLC(2)	12.3	34.0	9.0
Magnetar Opportunity 2025-4 LP(3)	20.0	20.4	5.4
Blink Health, Inc.	15.0	13.1	3.5
Total(4)	$76.2	$270.3	71.7%

(1)	ARK Type One Deep Ventures Fund LLC is an investment fund for which the Class A Interest is solely invested in the Series A-2 Preferred Shares of OpenAI Group PBC. The Company is invested in the Series A-2 Preferred Shares of OpenAI Group PBC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC.
(2)	IH10, LLC’s sole portfolio asset is an interest in the Series B Preferred Shares of VAST Data, Ltd. through a special purpose vehicle (“SPV”). The Company is invested in the Series B Preferred Shares of VAST Data, Ltd. through its investment in the Membership Interest of IH10, LLC.
(3)	Magnetar Opportunity 2025-4 LP is an SPV for which the Class A Interest and Class B Interest are invested in the Series B Preferred Shares of TensorWave, Inc. The Company is invested in Series B Preferred Shares of TensorWave, Inc. through its investments in the Class A Interest and Class B Interest of Magnetar Opportunity 2025-4 LP.
(4)	Total may not sum due to rounding.

1

Third Quarter 2026 Investment Portfolio Activity

During the three months ended September 30, 2026, the Company made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Shogun Enterprises, Inc. (d/b/a Hearth)(2)	Common Shares	7/10/2026	<$0.1 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	On July 10, 2026, the Company exercised 86,076 warrants and received 86,076 Common Shares of Shogun Enterprises, Inc. (d/b/a Hearth).

During the three months ended September 30, 2026, the Company exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
GrabAGun Digital Holdings Inc. - Common Shares(2)	Various	143,655	$3.12	$0.4 million	$0.3 million
Aventine Property Group, Inc.	7/8/2026	312,500	$0.10	<$0.1 million	$(2.5 million)
CW Opportunity 2 LP	8/21/2026	3.8%	N/A	$2.0 million	$1.4 million(3)
Learneo, Inc. (f/k/a Course Hero, Inc.)	9/21/2026	2,421,168	$3.88	$9.4 million	$(5.6 million)
CTN Holdings, Inc. (d/b/a Catona Climate, f/k/a Aspiration Partners, Inc.)(4)	9/25/2026	565,182	N/A	$-	$(1.3 million)

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of September 30, 2026, the Company holds 308,964 common shares of GrabAGun Digital Holdings, Inc.
(3)	CW Opportunity 2 LP is an SPV for which the Class A Interest is solely invested in the Class A Common Shares of CoreWeave, Inc. Realized gain is calculated based on the current reporting by the SPV and may be subject to change or adjustment due to the impact of performance fees.
(4)	On September 25, 2026, the Company abandoned its investment in CTN Holdings, Inc. (d/b/a Catona Climate, f/k/a Aspiration Partners, Inc.).

Third Quarter 2026 Financial Results

	Quarter Ended September 30, 2026		Quarter Ended September 30, 2025
	$ in millions	per share(1)	$ in millions	per share(1)
Net investment loss	$(4.0)	$(0.15)	$(3.5)	$(0.14)

Net realized gain/(loss) on investments	(7.7)	(0.29)	5.2	0.21

Realized loss on partial repurchase of 6.00% Notes due 2026	(<0.1)	(<0.01)	-	-

Net change in unrealized appreciation/(depreciation) of investments	(9.4)	(0.35)	5.7	0.23

Net increase/(decrease) in net assets resulting from operations(2)	(21.2)	(0.80)	7.4	0.30

Dividends declared	-	-	(6.0)	(0.25)

Issuance of common stock from public offering	-	-	10.6	(0.03)

Stock-based compensation(3)	-	-	0.4	0.03

Increase/(Decrease) in net asset value(2)	$(21.2)	$(0.80)	$12.4	$0.05

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.
(3)	Represents stock-based compensation recognized during the period, net of shares withheld to satisfy statutory tax withholding obligations upon the vesting of restricted stock awards.

Weighted-average common basic shares outstanding were approximately 26.5 million and 24.4 million for the quarters ended September 30, 2026 and 2025, respectively. As of September 30, 2026, there were 26,473,222 shares of the Company’s common stock outstanding.

2

Magnetar 6.50% Redeemable Promissory Note due 2029

On July 17, 2026, the Company received gross proceeds of $20.0 million pursuant to a redeemable promissory note issued to a Magnetar-affiliated entity. The redeemable promissory note bears interest at 6.50% per annum, payable semiannually in cash, and matures on July 16, 2029, unless earlier repaid through the issuance of shares of the Company’s common stock upon the completion of a transaction or series of transactions that result in at least $230.0 million of gross proceeds to the Company. In such event, the outstanding principal and accrued interest would be satisfied through the issuance of shares of the Company’s common stock at the price per share of common stock sold by the Company in the latest of such transactions in which the Company raised at least $5.0 million in aggregate net proceeds from sales to purchasers that were not affiliates of the Company. The Company believes the financing enhances liquidity and financial flexibility as the Company continues to execute its investment strategy.

Note Repurchase Program

On October 29, 2025, the Company’s Board of Directors approved an extension of the discretionary note repurchase program (the “Note Repurchase Program”) which allows the Company to repurchase up to an additional $40.0 million or the remaining aggregate principal amount, of its 6.00% Notes due 2026 (the “6.00% Notes”) through open market purchases, including block purchases, in such manner as will comply with the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

During the quarter ended September 30, 2026, we repurchased an additional 1,984 of the 6.00% Notes under the Note Repurchase Program. As of September 30, 2026, we had repurchased 1,568,791 of the 6.00% Notes under the Note Repurchase Program. The aggregate principal dollar amount of 6.00% Notes that may yet be repurchased by the Company under the Note Repurchase Program is approximately $35.8 million, or the remaining aggregate principal amount, of its 6.00% Notes.

Share Repurchase Program

On October 28, 2026, the Company’s Board of Directors authorized an extension of the Company’s discretionary Share Repurchase Program until the earlier of (i) October 31, 2027 or (ii) the repurchase of $64.3 million in aggregate amount of the Company’s common stock. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $25.0 million. Since inception of the Share Repurchase Program in August 2017, the Company has repurchased over 6.0 million shares of its common stock for an aggregate purchase price of approximately $39.3 million. Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market, provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the 1940 Act and the Exchange Act.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on November 3, 2026. The conference call access number for U.S. participants is 833-492-0058, and the conference call access number for participants outside the U.S. is +1 973-528-0128. The conference ID number for both access numbers is 441767. Additionally, interested parties can listen to a live webcast of the call from the “Investor Relations” section of Neostellar Capital’s website at neostellar.vc. An archived replay of the webcast will also be available for 12 months following the live presentation.

3

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on November 10, 2026 by dialing 800-332-6854 (U.S.) or +1 973-528-0005 (International) and using conference ID number 441767.

Forward-Looking Statements

Statements included herein, including statements regarding Neostellar Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. Neostellar Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy; risks relating to our externally managed structure and our relationship with Neostellar Advisors LLC (the “Adviser”), Magnetar Holdings LLC and their respective affiliates, including actual and potential conflicts of interest; our ability to retain key personnel and execute our investment strategy; and other risks and uncertainties that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause Neostellar Capital’s actual results to differ from management’s current expectations are contained in Neostellar Capital’s filings with the Securities and Exchange Commission. Neostellar Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Neostellar Capital. The information contained herein is for informational purposes only and is not intended to be a substitute for financial, legal, or tax advice.

About Neostellar Capital Corp.

Neostellar Capital Corp. (Nasdaq: NSLR), formerly SuRo Capital Corp. (Nasdaq: SSSS), has been a publicly traded investment company focused on investing in private, venture-backed businesses for over 15 years. In simple terms, Neostellar invests in companies that are not yet listed on a public stock exchange. By owning shares of Neostellar, investors can gain exposure to a portfolio of VC-backed companies through a publicly traded stock. Neostellar is externally managed by Neostellar Advisors LLC, a joint venture owned by certain Neostellar Advisors employees and Magnetar Holdings LLC. Together, the platform combines experience in private company investing with institutional investment management capabilities. Neostellar Capital Corp. is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the Company on X, LinkedIn, and at neostellar.vc.

About Neostellar Advisors LLC

Neostellar Advisors LLC is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, and serves as the external investment adviser to Neostellar Capital Corp. Formed in 2026, Neostellar Advisors LLC is a joint venture between certain executives of Neostellar Capital Corp. and Magnetar Holdings LLC, combining Neostellar’s publicly traded venture investing experience with Magnetar’s institutional sourcing and underwriting.

Contact

Neostellar Capital Corp.

(212) 931-6331

IR@neostellaradvisors.com

Media Contact

Deborah Kostroun

Neostellar.pr@zitopartners.com

Follow Neostellar Capital

X: NeostellarVC

YouTube: NeostellarVC

TikTok: NeostellarVC

Instagram: neostellar.vc

4

NEOSTELLAR CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2026 (UNAUDITED)	December 31, 2025 (AUDITED)
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $193,959,206 and $219,216,145, respectively)	$336,977,637	$217,304,138
Non-controlled/affiliate investments (cost of $49,604,761 and $21,609,640, respectively)	40,218,767	8,207,367
Total Investments (cost of $243,563,967 and $240,825,785, respectively)	377,196,404	225,511,505
Cash	40,853,490	49,034,154
Restricted cash	—	38,741
Interest and dividends receivable	12,106	118,710
Deferred financing costs	164,803	508,310
Prepaid expenses and other assets(1)	836,722	807,302
Total Assets	419,063,525	276,018,722
LIABILITIES
6.00% Notes due December 30, 2026(2)	35,733,362	35,642,149
6.50% Convertible Notes due August 14, 2029(3)	26,473,554	34,131,509
6.50% Redeemable Promissory Note due July 16, 2029(4)(5)	19,898,229	—
Accounts payable and accrued expenses(1)	1,366,803	627,522
Accrued management fees(5)	622,264	—
Accrued interest payable(5)	270,833	—
Dividends payable	—	301,291
Total Liabilities	84,365,045	70,702,471

Net Assets	$334,698,480	$205,316,251
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 26,473,222 and 25,377,756 issued and outstanding, respectively)	$264,732	$253,778
Paid-in capital in excess of par	231,068,007	217,470,613
Accumulated net investment loss	(35,332,243)	(3,967,932)
Accumulated net realized gain on investments, net of distributions	5,065,547	6,874,070
Accumulated net unrealized appreciation/(depreciation) of investments	133,632,437	(15,314,278)
Net Assets	$334,698,480	$205,316,251
Net Asset Value Per Share	$12.64	$8.09

(1)	These balances include a right of use asset and corresponding operating lease liability, respectively.
(2)	As of September 30, 2026, the 6.00% Notes due December 30, 2026 (the “6.00% Notes due 2026”) (effective interest rate of 6.62%) had a face value of $35,780,225. As of December 31, 2025, the 6.00% Notes due 2026 (effective interest rate of 7.08%) had a face value of $35,829,825.
(3)	As of September 30, 2026, the 6.50% Convertible Notes due August 14, 2029 (the “6.50% Convertible Notes due 2029”) (effective interest rate of 7.32%) had a face value of $27,000,000. As of December 31, 2025, the 6.50% Convertible Notes due 2029 (effective interest rate of 7.17%) had a face value of $35,000,000.
(4)	As of September 30, 2026, the 6.50% Redeemable Promissory Note due July 16, 2029 (the “6.50% Redeemable Promissory Note due 2029”) (effective interest rate of 6.70%) had a face value of $20,000,000.
(5)	All or a portion of this balance references a related-party transaction.

5

NEOSTELLAR CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$271,807	$459,269	$959,670	$777,220
Dividend income	—	—	343,750	348,447
Total Investment Income	271,807	459,269	1,303,420	1,125,667
OPERATING EXPENSES
Management fees(2)	1,585,769	—	1,585,769	—
Costs incurred under Administration Agreement(2)	282,705	—	282,705	—
Compensation expense	197,377	1,678,497	21,869,951	4,918,188
Directors’ fees	146,250	246,658	769,288	592,718
Interest expense(2)	1,353,844	1,276,713	3,707,459	3,812,047
Professional fees	(132,540)	394,173	2,464,627	1,825,254
Income tax expense	—	—	35,505	(215,949)
Offering expenses	572,969	8,997	588,957	26,808
Other expenses	296,568	309,046	1,363,470	1,005,345
Total Operating Expenses	4,302,942	3,914,084	32,667,731	11,964,411
Net Investment Loss	(4,031,135)	(3,454,815)	(31,364,311)	(10,838,744)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	(9,169,114)	5,196,799	(3,229,081)	26,391,459
Non-controlled/affiliate investments	1,420,569	—	1,420,569	—
Net Realized Gain/(Loss) on Investments	(7,748,545)	5,196,799	(1,808,512)	26,391,459
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026	(11)	—	(11)	(15,873)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(6,130,938)	23,634,141	151,931,992	53,475,595
Non-controlled/affiliate investments	(3,247,877)	735,476	(2,985,277)	(76,930)
Controlled investments	—	(18,694,508)	—	2,941
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(9,378,815)	5,675,109	148,946,715	53,401,606
Net Change in Net Assets Resulting from Operations	$(21,158,506)	$7,417,093	$115,773,881	$68,938,448
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(0.80)	$0.30	$4.46	$2.89
Diluted(3)	$(0.80)	$0.28	$3.89	$2.49
Weighted-Average Common Shares Outstanding
Basic	26,473,222	24,371,533	25,949,707	23,893,418
Diluted(3)	26,473,222	28,989,579	30,165,561	28,408,445

(1)	Includes interest income earned on cash.
(2)	All or a portion of this balance references a related-party transaction.
(3)	For the three months ended September 30, 2026, 3,687,209 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net change in net assets resulting from operations per common share because the effect of these shares would have been antidilutive.

6

NEOSTELLAR CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Per Basic Share Data
Net asset value at beginning of period	$13.44	$9.18	$8.09	$6.68
Net investment loss(1)	(0.15)	(0.14)	(1.21)	(0.45)
Net realized gain/(loss) on investments(1)	(0.29)	0.21	(0.07)	1.10
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026(1)	<(0.01)	—	<(0.01)	<(0.01)
Net change in unrealized appreciation/(depreciation) of investments(1)	(0.35)	0.23	5.74	2.23
Dividends declared	—	(0.25)	—	(0.25)
Issuance of common stock from public offering(1)	—	(0.03)	—	(0.03)
Issuance of common stock from conversion of 6.50% Convertible Notes due 2029(1)	—	—	(0.28)	—
Stock-based compensation(1)(2)	—	0.03	0.37	(0.05)
Net asset value at end of period	$12.64	$9.23	$12.64	$9.23
Per share market value at end of period	$7.69	$9.00	$7.69	$9.00
Total return based on market value(3)	(38.68)%	12.67%	(18.54)%	57.31%
Total return based on net asset value(3)	(5.95)%	3.27%	56.24%	41.92%
Shares outstanding at end of period	26,473,222	25,119,091	26,473,222	25,119,091
Ratios/Supplemental Data:
Net assets at end of period	$334,698,480	$231,787,028	$334,698,480	$231,787,028
Average net assets	$355,067,614	$217,139,281	$309,467,532	$178,224,292
Ratio of net operating expenses to average net assets(4)	4.73%	7.15%	11.93%	8.98%
Ratio of net investment loss to average net assets(4)	(4.43)%	(6.31)%	(11.36)%	(8.13)%
Portfolio Turnover Ratio	0.05%	2.15%	7.31%	5.24%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Represents stock-based compensation recognized during the period, net of shares withheld to satisfy statutory tax withholding obligations upon the vesting of restricted stock awards.
(3)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends.
(4)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. For the three and nine months ended September 30, 2026, the annualization of these ratios excludes the effect of approximately $0.1 million and $20.1 million of accelerated and non-recurring expenses incurred in connection with the Externalization, respectively. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

7